Exhibit 99.1

Charles River Announces Third-Quarter 2010 Results

– Sales of $276 Million –

– GAAP Loss per Share of $0.40 Includes Transaction Termination Fee; Non-GAAP Earnings per Share of $0.45 –

– Announces Actions Expected to Generate $40 Million of Cost Savings –

– Reduces Sales and EPS Guidance for 2010 –

– Increases Stock Repurchase Authorization to $750 Million –

WILMINGTON, Mass.--(BUSINESS WIRE)--November 3, 2010--Charles River Laboratories International, Inc. (NYSE: CRL) today reported its results for the third quarter of 2010. For the quarter, net sales were $276.1 million, a decline of 7.2% from $297.5 million in the third quarter of 2009. Foreign currency translation reduced the reported sales by 1.6%. Sales declined in both the Preclinical Services (PCS) and Research Models and Services (RMS) segments.

On a GAAP basis, the net loss attributable to common shareholders for the third quarter of 2010 was $24.9 million, or $0.40 per diluted share, compared to net income of $37.3 million, or $0.57 per diluted share, for the third quarter of 2009. This quarter’s GAAP results include the impact of the previously reported $30.0 million fee related to the termination of the acquisition agreement with WuXi PharmaTech (Cayman) Inc.

On a non-GAAP basis, net income was $28.4 million for the third quarter of 2010, compared to $42.6 million for the same period in 2009, a decrease of 33.4%. Third-quarter diluted earnings per share on a non-GAAP basis were $0.45, a decrease of 30.8% compared to $0.65 per share in the third quarter of 2009. Both the GAAP and non-GAAP results were impacted by lower sales volume and higher costs related to the Company’s enterprise resource planning (ERP) initiative, partially offset by prior cost-savings actions.

James C. Foster, Chairman, President and Chief Executive Officer, said, “Our third-quarter results continue to reflect the challenges the global pharmaceutical industry is facing. The RMS segment has continued to perform relatively well in the current environment, as our clients invest in discovery of new therapeutic agents. However, the PCS segment has continued to feel the effects of constrained development spending as evidenced by lower volumes, a less robust study mix and continued pricing pressure.”

“We are steadfast in our belief that global pharmaceutical companies will ultimately reinvigorate their early development pipelines and increasingly choose to outsource development services to market-leading contract research partners like Charles River. The actions we are taking to appropriately align our infrastructure to current demand will enable us to profitably meet the challenges we are facing, and position us for improved profitability when demand improves,” Mr. Foster concluded.

Fourth-Quarter Actions

In recognition of the continuing softness in demand from our global pharmaceutical clients, the Company is undertaking certain additional actions in the fourth quarter of 2010 to align its infrastructure to the current operating environment. The initiatives include a headcount reduction of approximately 4%, including personnel from RMS, PCS and Corporate functions; further reductions of discretionary spending; closure of a leased satellite PCS facility in Laval, Quebec; and consolidation of its Discovery and Imaging Services (DIS) operation in Michigan with its larger facility in North Carolina.

The fourth-quarter actions are expected to generate annual savings of approximately $40 million beginning in 2011. The Company anticipates that it will record a one-time charge associated with these actions of approximately $15 million, principally in the fourth-quarter of 2010. The Company has not completed its impairment analysis of intangibles related to the Michigan DIS operation at this time.

Third-Quarter Segment Results

Research Models and Services (RMS)

Sales for the RMS segment were $159.3 million in the third quarter of 2010, a decrease of 2.5% from $163.3 million in the third quarter of 2009. Foreign currency translation reduced the sales growth rate by 2.2%. Excluding the effect of foreign exchange, RMS sales were essentially flat in the third quarter. Higher research model services sales were offset by lower research model and other product sales.

In the third quarter of 2010, the RMS segment’s GAAP operating margin was 26.9% compared to 28.2% for the third quarter of 2009. On a non-GAAP basis, the operating margin decreased to 28.1% from 30.2% in the third quarter of 2009. The margin decline was primarily attributable to lower sales of research models.

Preclinical Services (PCS)

Third-quarter 2010 net sales for the PCS segment were $116.8 million, a decrease of 12.9% from $134.2 million in the third quarter of 2009. The PCS sales decline was due primarily to slower demand for our services from our large pharmaceutical clients, as well as continued pricing pressure. Foreign currency translation reduced the sales growth rate by 0.9%.

The third-quarter 2010 GAAP operating margin declined to 3.3% from 7.5% in the third quarter of 2009. On a non-GAAP basis, the operating margin declined to 11.3% from 13.8% in the third quarter of 2009. Reduced study volume, a greater proportion of short-term studies in the sales mix and the continued impact of lower pricing resulted in lower operating margins for the PCS segment, partially offset by the benefit of prior cost-savings actions.

Third-Quarter Initiatives

Stock Repurchase Update

Under the Accelerated Stock Repurchase (ASR) program, announced on August 27, 2010 to repurchase $300 million of common stock, the Company received 6.75 million shares from Morgan Stanley & Co. Incorporated in the third quarter of 2010. This includes the initial delivery of 6 million shares on August 27 and an additional 750,000 shares on September 23. Morgan Stanley is not obligated to deliver any additional shares until the ASR program has been completed, which is expected to extend to February 2011, but may conclude earlier at Morgan Stanley’s option.

Prior to the implementation of the ASR program, the Company repurchased 1.8 million shares in August 2010 for $52.9 million through open-market purchases. On October 20, 2010, the Board of Directors increased the stock repurchase authorization, which was originally approved in July 2010 at $500 million, by an incremental $250 million, for an aggregate amount of $750 million. Upon completion of the ASR program, Charles River is expected to have $397.1 million remaining on the $750 million stock repurchase authorization.

Repatriation

In the third quarter, the Company repatriated $291.6 million, including $121.6 million of cash held by our foreign subsidiaries and $170.0 million of cash borrowed by our foreign subsidiaries under the new credit facility. As a result of the repatriation, the Company incurred a one-time tax charge of $12.1 million in the third quarter. The tax expense associated with this repatriation was excluded from non-GAAP results, as were $0.4 million of advisory fees associated with the repatriation effort. The cash was used to partially fund the ASR and the $30.0 million termination fee paid to WuXi PharmaTech.

Nine-Month Results

For the first nine months of 2010, net sales decreased by 4.6% to $865.5 million from $907.2 million in the same period in 2009. Foreign currency translation benefited net sales growth by 0.6%.

On a GAAP basis, net income attributable to common shareholders was $6.9 million, or $0.11 per diluted share, for the first nine months of 2010, compared to $96.9 million, or $1.47 per diluted share, for the same period in 2009. The results for 2010 include the impact of the $30.0 million termination fee related to the acquisition agreement with WuXi PharmaTech.

On a non-GAAP basis, net income for the first nine months of 2010 was $89.9 million, or $1.38 per diluted share, compared to $123.9 million, or $1.89 per diluted share, for the same period in 2009.

Research Models and Services (RMS)

For the first nine months of 2010, RMS net sales were $498.6 million, an increase of 1.7% from net sales of $490.5 million in the same period in 2009. Foreign currency translation had a minimal impact on the year-to-date period. On a GAAP basis, the RMS segment operating margin was 28.1% in the first nine months of 2010, compared to 29.5% for the prior-year period. On a non-GAAP basis, the operating margin was 29.2% compared to 31.2% in the same period in 2009.

Preclinical Services (PCS)

For the first nine months of 2010, PCS net sales were $366.9 million, a decrease of 11.9% from net sales of $416.7 million in the same period in 2009. Foreign currency translation benefited net sales growth by 1.3%. On a GAAP basis, the PCS segment operating margin was 2.3% in the first nine months of 2010, compared to 8.9% in the prior-year period. On a non-GAAP basis, the operating margin was 10.9% in the first nine months of 2010 compared to 15.5% for the same period in 2009.

Items Excluded from Non-GAAP Results

Items excluded from non-GAAP results in the third quarter of 2010 and 2009 were as follows:

($ in millions)	3Q10	3Q09
Amortization of intangible assets	$6.5	$8.0
Severance related to cost-savings actions	0.8	2.5
Impairment and other charges (1)	0.4	1.8
Adjustment of contingent consideration related to acquisitions	(2.9)	--
Operating losses for PCS Massachusetts, PCS Arkansas and clinical Phase I Scotland	4.1	1.2
Costs associated with evaluation of acquisitions	(0.3)	0.8
WuXi PharmaTech termination fee	30.0	--
Gain on the sale of U.K. real estate	--	(0.8)
Write-off of deferred financing costs related to debt extinguishment	4.5	--
Convertible debt accounting	3.3	2.9
Tax expense/(benefit) and other fees from cash repatriation	13.0	(1.1)

(1) In the third quarter of both periods, these items were related primarily to an asset impairment associated with the Company’s planned disposition of its PCS facility in Arkansas.

Items excluded from non-GAAP results in the first nine months of 2010 and 2009 were as follows:

($ in millions)	YTD10	YTD09
Amortization of intangible assets	$19.7	$21.4
Severance related to cost-savings actions	5.6	11.3
Impairment and other charges (1)	1.3	3.6
Adjustment of contingent consideration related to acquisitions	(2.9)	--
Operating losses for PCS Massachusetts, PCS Arkansas and clinical Phase I Scotland	11.1	3.8
Costs associated with evaluation of acquisitions	8.1	1.4
WuXi PharmaTech termination fee	30.0	--
Gain on the sale of U.K. real estate	--	(0.8)
Write-off of deferred financing costs related to debt extinguishment	4.5	--
Convertible debt accounting	9.6	8.0
Tax expense/(benefit) and other fees from cash repatriation	15.7	(1.1)

(1) In the first nine months of 2010, these items were related primarily to an asset impairment associated with the Company’s planned disposition of its PCS facility in Arkansas. In the first nine months of 2009, these items were related primarily to an asset impairment and costs associated with the Company’s planned disposition of its PCS facility in Arkansas and the divestiture of its clinical Phase I business in Scotland, as well as additional miscellaneous expenses.

2010 Guidance

The Company is reducing its forward-looking guidance for 2010, which was previously provided on August 2, 2010. This updated guidance assumes that fourth-quarter RMS and PCS sales remain relatively unchanged from third-quarter levels. Foreign currency translation is now expected to reduce 2010 sales growth by less than 1% compared to 2009. In addition, 2010 EPS guidance does not assume the delivery of any additional shares during the fourth quarter under the ongoing ASR program.

2010 GUIDANCE	REVISED	PRIOR
Net sales	~5% decrease	2%-3% decrease
GAAP EPS estimate	$0.25 - $0.30	$0.71 - $0.81
Amortization of intangible assets	$0.28	$0.27
Severance costs and operating losses (1)	$0.34	$0.16
Impairment and other charges (2)	$0.02	$0.01
Costs associated with the evaluation of acquisitions (3)	$0.54	$0.58
Write-off of deferred financing costs related to debt extinguishment	$0.04	---
Convertible debt accounting	$0.14	$0.13
Tax expense and other fees from cash repatriation	$0.24	$0.04
Non-GAAP EPS estimate	$1.85 - $1.90	$1.90 - $2.00

(1) These items include severance costs associated with our fourth-quarter actions as well as severance costs and operating losses primarily attributable to the suspension of operations at its PCS facility in Massachusetts.

(2) These items are primarily related to the fourth-quarter actions as well as an asset impairment associated with the Company’s planned disposition of its PCS facility in Arkansas and the adjustment of contingent consideration related to acquisitions.

(3) This item is related to the advisory fees, termination fee and related deal costs primarily associated with the proposed acquisition of WuXi PharmaTech.

Webcast

Charles River Laboratories has scheduled a live webcast on Thursday, November 4, at 8:00 a.m. ET to discuss matters relating to this press release. To participate, please go to ir.criver.com and select the webcast link. You can also find the associated slide presentation and reconciliations of non-GAAP financial measures to comparable GAAP financial measures on the website.

Use of Non-GAAP Financial Measures

This press release contains non-GAAP financial measures, such as non-GAAP earnings per diluted share, which exclude amortization of intangible assets and other charges related to our acquisitions, expenses associated with evaluating acquisitions (including costs related to the termination of the acquisition of WuXi PharmaTech), charges and operating losses attributable to our businesses we plan to close or divest, severance costs associated with our 2009 and 2010 cost-saving actions, tax expense (benefit) associated with the repatriation of cash into the United States, write-offs of deferred financing costs related to the extinguishment of debt, the additional interest recorded as a result of the adoption in 2009 of an accounting standard related to our convertible debt accounting which increased interest and depreciation expense, gains from the sale of U.K. real estate, and the positive impact of adjustments to contingent consideration payable for earlier acquisitions. We exclude these items from the non-GAAP financial measures because they are outside our normal operations. There are limitations in using non-GAAP financial measures, as they are not prepared in accordance with generally accepted accounting principles, and may be different than non-GAAP financial measures used by other companies. In particular, we believe that the inclusion of supplementary non-GAAP financial measures in this press release helps investors to gain a meaningful understanding of our core operating results and future prospects without the effect of these often-one-time charges, and is consistent with how management measures and forecasts the Company's performance, especially when comparing such results to prior periods or forecasts. We believe that the financial impact of our acquisitions (and in certain cases, the evaluation of such acquisitions, whether or not ultimately consummated) is often large relative to our overall financial performance, which can adversely affect the comparability of our results on a period-to-period basis. In addition, certain activities, such as business acquisitions, happen infrequently and the underlying costs associated with such activities do not recur on a regular basis. Non-GAAP results also allow investors to compare the Company’s operations against the financial results of other companies in the industry who similarly provide non-GAAP results. The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules and regulations. Reconciliations of the non-GAAP financial measures used in this press release to the most directly comparable GAAP financial measures are set forth in the text of this press release, and can also be found on the Company’s website at ir.criver.com.

Caution Concerning Forward-Looking Statements

This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “will,” “may,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements also include statements regarding our projected 2010 financial performance including sales and earnings; the future demand for drug discovery and development products and services (particularly in light of the challenging economic environment); our expectations regarding stock repurchases, which include our accelerated stock repurchase program, the number of shares to be repurchased, expected timing and duration, the amount of capital that may be expended and the treatment of repurchased shares; the development and performance of our services and products; market and industry conditions including the outsourcing of these services and present spending trends by our customers; the impact of specific actions intended to more accurately align our infrastructure to the current operating environment, and to improve overall operating efficiencies and profitability; and Charles River’s future performance as delineated in our forward-looking guidance, and particularly our expectations with respect to sales and foreign exchange impact. Forward-looking statements are based on Charles River’s current expectations and beliefs, and involve a number of risks and uncertainties that are difficult to predict and that could cause actual results to differ materially from those stated or implied by the forward-looking statements. Those risks and uncertainties include, but are not limited to: the ability to successfully integrate businesses we acquire; the ability to execute our fourth-quarter 2010 actions on an effective and timely basis; negative trends in research and development spending, negative trends in the level of outsourced services, or other cost reduction actions by our customers; the ability to convert backlog to sales; special interest groups; contaminations; industry trends; new displacement technologies; USDA and FDA regulations; changes in law; continued availability of products and supplies; loss of key personnel; interest rate and foreign currency exchange rate fluctuations; changes in tax regulation and laws; changes in generally accepted accounting principles; and any changes in business, political, or economic conditions due to the threat of future terrorist activity in the U.S. and other parts of the world, and related U.S. military action overseas. A further description of these risks, uncertainties, and other matters can be found in the Risk Factors detailed in Charles River's Annual Report on Form 10-K as filed on February 19, 2010, as well as other filings we make with the Securities and Exchange Commission. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by Charles River, and Charles River assumes no obligation and expressly disclaims any duty to update information contained in this news release except as required by law.

About Charles River

Accelerating Drug Development. Exactly. Charles River provides essential products and services to help pharmaceutical and biotechnology companies, government agencies and leading academic institutions around the globe accelerate their research and drug development efforts. Our approximately 7,500 employees worldwide are focused on providing clients with exactly what they need to improve and expedite the discovery, development through first-in-human evaluation, and safe manufacture of new therapies for the patients who need them. To learn more about our unique portfolio and breadth of services, visit www.criver.com.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(dollars in thousands, except for per share data)

	Three Months Ended		Nine Months Ended
	September 25, 2010	September 26, 2009	September 25, 2010	September 26, 2009

Total net sales	$276,081	$297,485	$865,530	$907,170
Cost of products sold and services provided	185,226	190,921	574,394	577,923
Gross margin	90,855	106,564	291,136	329,247
Selling, general and administrative	49,221	54,129	178,589	172,889
Termination fee	30,000	-	30,000	-
Amortization of intangibles	6,521	7,988	19,728	21,356
Operating income	5,113	44,447	62,819	135,002
Interest income (expense)	(12,398)	(5,288)	(24,851)	(14,834)
Other income (expense)	(1,647)	1,281	(2,794)	2,584
Income (loss) from continuing operations before income taxes	(8,932)	40,440	35,174	122,752
Provision for income taxes	16,302	6,900	29,313	30,688
Income (loss) from continuing operations, net of tax	(25,234)	33,540	5,861	92,064
Discontinued operations, net of tax	-	3,451	-	3,451
Net income (loss)	(25,234)	36,991	5,861	95,515
Noncontrolling interests	293	322	1,034	1,357
Net income (loss) attributable to common shareowners	$(24,941)	$37,313	$6,895	$96,872

Earnings per common share
Basic:
Continuing operations	$(0.40)	$0.52	$0.11	$1.43
Discontinued operations	$-	$0.05	$-	$0.05
Net	$(0.40)	$0.57	$0.11	$1.48
Diluted:
Continuing operations	$(0.40)	$0.52	$0.11	$1.42
Discontinued operations	$-	$0.05	$-	$0.05
Net	$(0.40)	$0.57	$0.11	$1.47

Weighted average number of common shares outstanding
Basic	62,597,055	64,985,522	64,344,970	65,391,036
Diluted	62,597,055	65,462,206	64,894,825	65,719,104

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(dollars in thousands)

	September 25, 2010	December 26, 2009
Assets
Current assets
Cash and cash equivalents	$ 137,433	$ 182,574
Trade receivables, net	216,740	196,947
Inventories	100,759	102,723
Other current assets	72,365	113,357
Total current assets	527,297	595,601
Property, plant and equipment, net	838,559	865,743
Goodwill, net	504,772	508,235
Other intangibles, net	140,003	160,292
Deferred tax asset	4,912	18,978
Other assets	64,730	55,244
Total assets	$ 2,080,273	$ 2,204,093

Liabilities and Equity
Current liabilities
Current portion of long-term debt & capital leases	$ 17,816	$ 35,413
Accounts payable	33,067	31,232
Accrued compensation	46,051	45,522
Deferred revenue	62,145	72,390
Accrued liabilities	62,580	49,997
Other current liabilities	15,720	15,219
Total current liabilities	237,379	249,773
Long-term debt & capital leases	701,075	457,419
Other long-term liabilities	103,651	123,077
Total liabilities	1,042,105	830,269
Total equity	1,038,168	1,373,824
Total liabilities and equity	$ 2,080,273	$ 2,204,093

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
SELECTED BUSINESS SEGMENT INFORMATION (UNAUDITED)
(dollars in thousands)

	Three Months Ended		Nine Months Ended
	September 25, 2010	September 26, 2009	September 25, 2010	September 26, 2009
Research Models and Services
Net sales	$159,259	$163,313	$498,604	$490,485
Gross margin	64,383	68,623	210,008	208,142
Gross margin as a % of net sales	40.4%	42.0%	42.1%	42.4%
Operating income	42,817	46,131	140,059	144,469
Operating income as a % of net sales	26.9%	28.2%	28.1%	29.5%
Depreciation and amortization	9,422	9,346	27,954	25,068
Capital expenditures	4,622	8,933	15,827	22,864

Preclinical Services
Net sales	$116,822	$134,172	$366,926	$416,685
Gross margin	26,472	37,941	81,128	121,105
Gross margin as a % of net sales	22.7%	28.3%	22.1%	29.1%
Operating income	3,823	10,044	8,288	36,926
Operating income as a % of net sales	3.3%	7.5%	2.3%	8.9%
Depreciation and amortization	14,726	15,492	44,045	44,640
Capital expenditures	4,505	9,532	11,025	40,663

Unallocated Corporate Overhead	$(41,527)	$(11,728)	$(85,528)	$(46,393)

Total
Net sales	$276,081	$297,485	$865,530	$907,170
Gross margin	90,855	106,564	291,136	329,247
Gross margin as a % of net sales	32.9%	35.8%	33.6%	36.3%
Operating income	5,113	44,447	62,819	135,002
Operating income as a % of net sales	1.9%	14.9%	7.3%	14.9%
Depreciation and amortization	24,148	24,838	71,999	69,708
Capital expenditures	9,127	18,465	26,852	63,527

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
RECONCILIATION OF GAAP TO NON-GAAP
SELECTED BUSINESS SEGMENT INFORMATION (UNAUDITED) (1)
(dollars in thousands)

		Three Months Ended		Nine Months Ended
		September 25, 2010	September 26, 2009	September 25, 2010	September 26, 2009
Research Models and Services
	Net sales	$159,259	$163,313	$498,604	$490,485
	Operating income	42,817	46,131	140,059	144,469
	Operating income as a % of net sales	26.9%	28.2%	28.1%	29.5%
	Add back:
	Amortization related to acquisitions	1,801	2,351	5,525	4,983
	Severance related to cost-savings actions	191	766	191	3,614
	Operating income, excluding specified charges (Non-GAAP)	$44,809	$49,248	$145,775	$153,066
	Non-GAAP operating income as a % of net sales	28.1%	30.2%	29.2%	31.2%

Preclinical Services
	Net sales	$116,822	$134,172	$366,926	$416,685
	Operating income	3,823	10,044	8,288	36,926
	Operating income as a % of net sales	3.3%	7.5%	2.3%	8.9%
	Add back:
	Amortization related to acquisitions	4,720	5,639	14,203	16,374
	Severance related to cost-savings actions	94	712	4,868	5,023
	Impairment and other charges (2)	403	1,832	1,348	3,444
	Operating losses for PCS Massachusetts, PCS Arkansas & Phase 1 Scotland	4,140	1,164	11,149	3,846
	Gain on sale of UK real estate	-	(827)	-	(827)
	Operating income, excluding specified charges (Non-GAAP)	$13,180	$18,564	$39,856	$64,786
	Non-GAAP operating income as a % of net sales	11.3%	13.8%	10.9%	15.5%

Unallocated Corporate Overhead		$(41,527)	$(11,728)	$(85,528)	$(46,393)
	Add back:
	Severance related to cost-savings actions	471	972	512	2,625
	Impairment and other charges (2)	-	11	-	194
	Adjustment of contingent consideration related to acquisitions	(2,930)	-	(2,930)	-
	Costs associated with the evaluation of acquisitions (3)	(810)	777	6,587	1,416
	WuXi PharmaTech termination fee	30,000	-	30,000	-
	Repatriation fees	393	-	393
	Convertible debt accounting (4)	53	53	160	150
	Unallocated corporate overhead, excluding specified charges (Non-GAAP)	$(14,350)	$(9,915)	$(50,806)	$(42,008)

Total
	Net sales	$276,081	$297,485	$865,530	$907,170
	Operating income	5,113	44,447	62,819	135,002
	Operating income as a % of net sales	1.9%	14.9%	7.3%	14.9%
	Add back:
	Amortization related to acquisitions	6,521	7,990	19,728	21,357
	Severance related to cost-savings actions	756	2,450	5,571	11,262
	Adjustment of contingent consideration related to acquisitions	(2,930)	-	(2,930)	-
	Impairment and other charges (2)	403	1,843	1,348	3,638
	Operating losses for PCS Massachusetts, PCS Arkansas & Phase 1 Scotland	4,140	1,164	11,149	3,846
	Costs associated with the evaluation of acquisitions (3)	(810)	777	6,587	1,416
	WuXi PharmaTech termination fee	30,000	-	30,000	-
	Repatriation fees	393	-	393	-
	Gain on sale of UK real estate	-	(827)	-	(827)
	Convertible debt accounting (4)	53	53	160	150
	Operating income, excluding specified charges (Non-GAAP)	$43,639	$57,897	$134,825	$175,844
	Non-GAAP operating income as a % of net sales	15.8%	19.5%	15.6%	19.4%

(1)	Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations and guidance.
(2)	For the three and nine months ended September 25, 2010, these items were related primarily with the Company’s planned disposition of its PCS facility in Arkansas. For the three months ended September 26, 2009, these items were related primarily to costs associated the Company's planned disposition of its PCS facility in Arkansas. For the nine months ended September 26, 2009, these costs were related with the Company’s planned disposition of it's PCS facility in Arkansas, as well as costs associated with the Company’s divestiture of its clinical Phase I business in Scotland and additional miscellaneous expenses.
(3)	For the three months ended September 25, 2010, costs associated with the evaluation of acquisitions were reduced by credits from vendors.
(4)	Includes the impact of convertible debt accounting adopted at the beginning of 2009, which increased depreciation expense.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
RECONCILIATION OF GAAP EARNINGS TO NON-GAAP EARNINGS (1)
(dollars in thousands, except for per share data)

		Three Months Ended		Nine Months Ended
		September 25, 2010	September 26, 2009	September 25, 2010	September 26, 2009

	Net income (loss) attributable to common shareholders	$(24,941)	$37,313	$6,895	$96,872
	Less: Discontinued operations	-	(3,451)	-	(3,451)
	Net income (loss) from continuing operations	(24,941)	33,862	6,895	93,421
	Add back:
	Amortization related to acquisitions	6,521	7,990	19,728	21,357
	Severance related to cost-savings actions	756	2,450	5,571	11,262
	Impairment and other charges (2)	403	1,843	1,348	3,638
	Adjustment of contingent consideration related to acquisitions	(2,930)	-	(2,930)	-
	Operating losses for PCS Massachusetts, PCS Arkansas & Phase 1 Scotland	4,140	1,164	11,149	3,846
	Costs associated with the evaluation of acquisitions (3)	(293)	777	8,137	1,416
	WuXi PharmaTech termination fee	30,000	-	30,000	-
	Gain on sale of UK real estate	-	(827)	-	(827)
	Write-off of deferred financing costs related to debt extinguishment	4,542	-	4,542	-
	Convertible debt accounting, net (4)	3,333	2,915	9,615	8,000
	Repatriation tax expense (benefit) and other fees (5)	12,999	(1,084)	15,689	(1,084)
	Tax effect	(6,132)	(6,470)	(19,892)	(17,090)
	Net income, excluding specified charges (Non-GAAP)	$28,398	$42,620	$89,852	$123,939

	Weighted average shares outstanding - Basic	62,597,055	64,985,522	64,344,970	65,391,036
	Effect of dilutive securities:
	Stock options and contingently issued restricted stock	321,343	474,140	549,855	327,104
	Warrants	-	2,544	-	964
	Weighted average shares outstanding - Diluted	62,918,398	65,462,206	64,894,825	65,719,104

	Basic earnings per share	$(0.40)	$0.57	$0.11	$1.48
	Diluted earnings per share	$(0.40)	$0.57	$0.11	$1.47

	Basic earnings per share, excluding specified charges (Non-GAAP)	$0.45	$0.66	$1.40	$1.90
	Diluted earnings per share, excluding specified charges (Non-GAAP)	$0.45	$0.65	$1.38	$1.89

(1)	Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations and guidance.
(2)	For the three and nine months ended September 25, 2010, these items were related primarily with the Company’s planned disposition of its PCS facility in Arkansas. For the three months ended September 26, 2009, these items were related primarily to costs associated the Company's planned disposition of its PCS facility in Arkansas. For the nine months ended September 26, 2009, these costs were related with the Company’s planned disposition of its PCS facility in Arkansas, as well as costs associated with the Company’s divestiture of its clinical Phase I business in Scotland and additional miscellaneous expenses.
(3)	For the three months ended September 25, 2010, costs associated with the evaluation of acquisitions were reduced by credits from vendors, and charges associated with deal financing commitments.
(4)	The three and nine months ended September 25, 2010 include the impact of convertible debt accounting adopted at the beginning of 2009, which increased interest expense by $3,280 and $9,455 and depreciation expense by $53 and $160, respectively. The three and nine months ended September 26, 2009 include the impact of convertible debt accounting which increased interest expense by $3,063 and $8,829, capitalized interest by $202 and $980 and depreciation expense by $53 and $150, respectively.
(5)	For the three months ended September 25, 2010, the this amount includes a tax charge of $12,606 and consulting fees of $393.

CONTACT:
Charles River Laboratories International, Inc.
Investor Contact:
Susan E. Hardy, 781-222-6190
Corporate Vice President, Investor Relations
susan.hardy@crl.com
or
Media Contact:
Amy Cianciaruso, 781-222-6168
Director, Public Relations
amy.cianciaruso@crl.com